UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 14, 2005, NeoMagic Corporation (the “Company”) issued a press release announcing that it had entered into a Securities Purchase Agreement, dated as of December 13, 2005 (the “Agreement”), with a number of accredited investors (the “Purchasers”) under which the Company will issue 1,500,000 shares of the Company’s Common Stock and warrants to purchase 749,996 shares of Common Stock, at an exercise price of $9.00 per share that expire five years after the issue date of the warrants, for an aggregate purchase price of $9,000,000. The full text of the Agreement is attached hereto as Exhibit 10.24 and is incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Agreement, the Company entered into a Registration Rights Agreement, dated as of December 13, 2005 (the “Rights Agreement”), with each of the Purchasers. The Rights Agreement provides that NeoMagic shall register the Common Stock issued pursuant to the Agreement with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 within 30 days after the closing of the issuance and sale pursuant to the Agreement. The full text of the Rights Agreement is attached hereto as Exhibit 4.8 and is incorporated herein by reference.

In connection with the Agreement, the Company will issue a warrant to each of the Purchasers, dated as of the closing date of the Agreement (the “Warrants”). The Warrants provide that each holder of a Warrant may exercise its Warrant for shares of Common Stock at an exercise price of $9.00 per share. Each Warrant is not exercisable until the date that is six months after the issuance date of such Warrant. The Warrants provide for adjustments to the exercise price and number of shares for which the Warrants may be exercised in certain circumstances, including stock splits, stock dividends, certain distributions, reclassifications and, subject to a minimum price of $7.79, dilutive issuances (i.e., price based anti-dilution adjustments). The full text of the form of Warrant is attached hereto as Exhibit 4.9 and is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 14, 2005, NeoMagic entered into the Agreement, as described above in Item 1.01 and incorporated herein by reference. Pursuant to the Agreement, NeoMagic expects to close, on approximately December 16, 2005, the sale and issuance of (i) 1,500,000 shares of its Common Stock, $.001 par value (the “Shares”), and (ii) the Warrants, as described above in Item 1.01 and incorporated herein by reference, to purchase 749,996 shares of Common Stock at an exercise price of $9.00 per share. The Company will sell and issue the Shares and the Warrants for an aggregate offering price of $9,000,000.

NeoMagic claims an exemption from registration for the sale and issuance of the Shares and the Warrants in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act. NeoMagic reasonably believes that there are no more than 35 purchasers of the securities sold and issued under the Agreement. Furthermore, NeoMagic reasonably believes that each Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D and the securities were sold without any general solicitation by the company or its representatives.

The Warrants provide that each holder of a Warrant may exercise its Warrant for shares of Common Stock at an exercise price of $9.00 per share. Each Warrant is not exercisable until the date that is six months after the issuance date of such Warrant. The Warrants provide for adjustments to the exercise price and number of shares for which the Warrants may be exercised in certain circumstances, including stock splits, stock dividends, certain distributions, reclassifications and, subject to a minimum price of $7.79, dilutive issuances (i.e., price based anti-dilution adjustments). The full text of the form of Warrant is attached hereto as Exhibit 4.9 and is incorporated herein by reference.

A.G. Edwards & Sons, Inc. acted as placement agent for the private placement and will receive placement fees equal to 6% of the aggregate gross proceeds of the offering.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.8	Registration Rights Agreement, dated as of December 13, 2005.

4.9	Form of Warrant for Common Stock.

10.24	Securities Purchase Agreement, dated as of December 13, 2005.

99.1	Press Release of NeoMagic Corporation dated December 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: December 15, 2005	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.8	Registration Rights Agreement, dated as of December 13, 2005.

4.9	Form of Warrant for Common Stock.

10.24	Securities Purchase Agreement, dated as of December 13, 2005.

99.1	Press Release of NeoMagic Corporation dated December 14, 2005.